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                                                                       EXHIBIT 4

                           ABACUS DIRECT CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)

                                                                 THREE MONTHS ENDED
                                                                      JUNE 30,
                                                              -------------------------
                                                                 1997           1996
                                                              -----------    ----------
Net income..................................................  $ 1,084,703    $  383,912
Average number of shares of common stock outstanding during
  the period................................................    9,543,628     9,046,527
Incremental shares from assumed exercise of stock options
  and grants (primary)......................................      667,607       486,920
                                                              -----------    ----------
                                                               10,211,235     9,533,447
Earnings per common share...................................  $      0.11    $     0.04
                                                              ===========    ==========
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